QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Candela Corporation (the "Company") on Form 10-K for the period ending June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, F. Paul Broyer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ F. Paul Broyer

F. Paul Broyer
Chief Financial Officer
September 26, 2003

QuickLinks

Exhibit 32.2